Press Contacts:
Jonathan Korzen	Laura Brightsen
Audible, Inc.	Apax Partners
+1(973) 837 2718	+1(212) 419-2461
jkorzen@audible.com	laura.brightsen@apax.com

Audible Inc. Announces $6M Investment
By Apax Partners and Bertelsmann

Company To Discuss Investment During Second Quarter Conference Call At 5 P.M. EDT, Tuesday, August 5th

WAYNE, NJ, August 4, 2003 —Audible Inc. (OTC BB: ADBL), today announced a $6 million investment made by global private equity firm, Apax Partners, and international media company, Bertelsmann. In conjunction with this investment, Apax Partners has acquired from Microsoft Corporation its Series A Preferred Stock and has agreed to revise the terms of those Series A shares.

Today’s transaction provides Audible.com, the leading provider of digitally delivered spoken word audio, with financial and strategic resources that will be used to advance Audible’s marketing and partnership-based growth initiatives.

"With this investment and very positive adjustments of the terms of our Series A Preferred Stock, Audible gains cash for our continued growth, an improved balance sheet, and two extremely sophisticated partners," said Donald Katz, chairman and CEO, Audible, Inc.

"Apax Partners is a top global private equity firm that brings Audible industry expertise in IT and digital media which will surely help us expand our market leadership," Mr. Katz continued.
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"And while we have always prized our deep relationship with Bertelsmann’s book publishing division, Random House," Mr. Katz added, "this investment also brings in the expertise of DirectGroup Bertelsmann, the world’s leading book and music club organization."

"Distribution of digital content is a global trend and a primary focus for Apax Partners. We are extremely impressed with Audible’s market leadership, with the company’s growing customer base, and with their network of partners," said Oren Zeev, a Partner with Apax Partners in the Menlo Park office. "Audible is well positioned to ride the strong trends of digital media commerce and the rapid proliferation of hand-held audio devices."

"Bertelsmann is pleased to support Audible, Inc., along with Apax Partners," added Johannes Mohn, Executive Vice President, Media Technology, at Bertelsmann AG in Gutersloh, Germany. "Audible is an important commercial partner for Random House and represents an interesting new model for the DirectGroup. With user-friendly technology and a rich content archive, Audible has built a thriving club-like service, selling digital content subscriptions to consumers. We admire what they have accomplished, and look forward to being an important part of this company’s future success."

"Microsoft will continue to partner with Audible," noted Dick Brass, Corporate VP Emerging Technologies at Microsoft, which will retain its common stock position in Audible after the sale of its Series A Preferred Stock holdings. "Microsoft and Audible share a vision of digital media delivery and mobile access to information and entertainment."

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With this investment, two partners from Apax Partners, Alan Patricof and Oren Zeev, will join the Audible board of directors. Random House and Bertelsmann will continue to be represented by Richard Sarnoff, President of the Random House, Inc., Corporate Development Group and Johannes Mohn, Executive Vice President, Media Technology for Bertelsmann AG.

Shares purchased via new investment described in this press release have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements.

Audible’s senior management will discuss this new investment on the Second Quarter 2003 results conference call on Tuesday, August 5, 2003, at 5 P.M. Eastern. Please log on to www.audible.com/ir 10 minutes prior for the audio stream of the conference call. Audible will issue its Second Quarter results press release at 4 P.M. prior to the conference call. The call will be available as a telephone replay at (800) 405-2236, passcode 548331# and online at www.audible.com/ir shortly after the event.

About Audible.com
Audible.com, recently named the best consumer Web service by CNet.com (April 2003), and one of the "Best of Today’s Web" by PC World (August 2002) features daily audio editions of The Wall Street Journal and The New York Times — available on a subscription basis in time for the morning drive to work each day— as well as as well as Forbes , Harvard Business Review , Scientific American and Fast Company . The site offers a powerful collection of audiobook best sellers and classics by authors such as Tom Clancy, Stephen King, John Grisham, Mary Higgins Clark, James Patterson, the Dalai Lama, David McCullough, Stephen Hawking, William Shakespeare, Emily Dickinson and Jane Austen. There are also speeches, lectures, and on-demand radio programs including The site offers a powerful collection of audiobook best sellers and classics by authors such as Tom Clancy, Stephen King, John Grisham, Mary Higgins Clark, James Patterson, the Dalai Lama, David McCullough, Stephen Hawking, William Shakespeare, Emily Dickinson and Jane Austen. There are also speeches, lectures, and on-demand radio programs including Marketplace , All Things Considered , Car Talk, Fresh Air and This American Life , and original shows such as RobinWilliams@audible.com . All of the programs at audible.com are

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available for computer-based playback, burning to audio CD, and on-the-go listening using numerous AudibleReady? portable digital audio players offered by leading consumer electronics and computer manufacturers.

About Apax Partners
Apax Partners is one of the world’s leading international private equity investment groups, managing and advising more than $12 billion across the United States, Europe, Israel and Japan. With over 30 years of direct investing experience, Apax focuses on the following industry sectors: information technology, telecommunications, retail/consumer products, healthcare, media and financial services. Apax Partners pursues a balanced fund strategy, investing in companies at all stages of development from start-up to buy-out transactions. For more information, please visit www.apax.com.

About Audible, Inc.
Audible® (www.audible.com®) is the Internet's largest, most diverse provider of premium spoken audio services for content download and playback on personal computers, CD or AudibleReady® computer-based mobile devices. Audible has more than 34,000 hours of audio programs and 135 content partners that include leading audiobook publishers, broadcasters, entertainers, magazine and newspaper publishers and business information providers. Audible.com is Amazon.com's (www.amazon.com) exclusive provider of spoken word products for downloading or streaming via the Web. Additionally, the Company is strategically aligned with Random House, Inc., to pioneer the first-ever imprint to produce spoken word content specifically suited for digital distribution, Random House Audible. Among the Company's key business partners are Apple Corp., Casio Inc., Handspring, Hewlett-Packard Company, Microsoft Corporation, Palm, Inc., Royal Philips Electronics, RealNetworks, Inc., Sony Electronics, Texas Instruments and VoiceAge Corp.

Audible, www.audible.com, and AudibleReady are registered trademarks of Audible, Inc.; AudibleListener and Otis are trademarks of Audible, Inc. and all are part of the family of Audible, Inc. trademarks.

Other product or service names mentioned herein are the trademarks of their respective owners.

This press release contains information about Audible, Inc. that is not historical fact and may be deemed to contain forward-looking statements about the company. Actual results may differ materially from those anticipated in any forward-looking statements as a result of certain risks and uncertainties, including, without limitation, Audible’s limited operating history, history of losses, uncertain market for its services, and its inability to license or produce compelling audio content and other risks and uncertainties detailed in the company’s Securities and Exchange Commission filings.

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